Exhibit 23 - Consent of Ernst & Young LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-25979) pertaining to the Orbit International Corporation 1995 Employee Stock Option Plan and the Orbit International Corporation 1995 Stock Option Plan for Non-Employee Directors of our report dated March 5, 1998, with respect to the consolidated financial statements and schedule of Orbit International Corp. included in the annual Report (Form 10-K) for the year ended December 31, 1997.



							/s/ Ernst & Young LLP


New York, New York
March 30, 1998



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